Exhibit T3A.2.78

FILED
In of the office of the Secretary of State
of the State of California

MAY 14 1922

/s/ March Fong EU
March Fong EU, Secretary of State

ARTICLES OF INCORPORATION

OF

THRIFTY HOLDINGS, INC.

Name

One: The name of the corporation is: Thrifty Holdings, Inc.

Purpose

Two: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

Agent for Service

Three: The name and address of the corporation’s initial agent for service of process is Thomas H. Kenney, 633 West 5th Street, Suite 5400, Los Angeles, CA 90017-2006.

Authorized Shares

Four: The total number of shares which the corporation is authorized to issue is one thousand (1,000) shares of common stock.

Director Liability

Five: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

Indemnification of Agents

Six: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California  Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

/s/ Randolph J. Funk
Randolph J. Funk

FILED
In the office of the Secretary of State
of the State of California

OCT 1 1993

/s/ March Fong EU
March Fong EU, Secretary of State

AGREEMENT OF MERGER

BETWEEN

THRIFTY HOLDINGS, INC.

AND

THRIFTY LEASCO, INC.

This Agreement of Merger is entered into as of September 30, 1993 between Thrifty Holdings, Inc., a California corporation (the “Surviving Corporation”), and Thrifty Leasco, Inc., a California corporation (the “Merging Corporation”).

1. Merging Corporation shall be merged into Surviving Corporation.

2. The outstanding shares of Merging Corporation shall be cancelled and no shares of Surviving Corporation shall be issued in exchange therefor.

3. The outstanding shares of Surviving Corporation shall remain outstanding and are not affected by the merger.

4. The effect of the merger and the effective date of the merger are as prescribed by law.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

THRIFTY HOLDINGS, INC.

By:	/s/ Daniel A. Seigel
Daniel A. Seigel
President

By:	/s/ Peter A. Roussak
Peter A. Roussak
Secretary

THRIFTY LEASCO, INC.

By:	/s/ Daniel A. Seigel
Daniel A. Seigel
President

By:	/s/ Peter A. Roussak
Peter A. Roussak
Secretary

CERTIFICATE OF APPROVAL

OF

AGREEMENT OF MERGER

Daniel A. Seigel and Peter A. Roussak certify that:

1. They are the President and Secretary, respectively, Thrifty Leasco, Inc., a California corporation (the “Corporation”).

2. The Agreement of Merger in the form attached was duly approved by the Board of Directors and the sole shareholder of the Corporation.

3. The shareholder approval was by the holder of 100% of the outstanding shares of the Corporation.

4. There is only one class of shares and the number outstanding is 1,000.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Date: September 30, 1993

/s/ Daniel A. Seigel
Daniel A. Seigel
President

/s/ Peter A. Roussak
Peter A. Roussak
Secretary

CERTIFICATE OF APPROVAL

OF

AGREEMENT OF MERGER

Daniel A. Seigel and Peter A. Roussak certify that:

1. They are the President and Secretary, respectively, of Thrifty Holdings, Inc., a California corporation (the “Corporation”).

2. The Agreement of Merger in the form attached was duly approved by the Board of Directors and the sole shareholder of the Corporation.

3. The shareholder approval was by the holder of 100% of the outstanding shares of the Corporation.

4. There is only one class of shares and the number outstanding is 1,000.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Date: September 30, 1993

/s/ Daniel A. Seigel
Daniel A. Seigel
President

/s/ Peter A. Roussak
Peter A. Roussak
Secretary

FILED
In of the office of the Secretary of State
of the State of California

MAR 25 1994

/s/ Tony Miller
Tony Miller
Acting Secretary of State

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

OF

THRIFTY HOLDINGS, INC.

a California corporation

Daniel A. Seigel and Peter A. Roussak certify that:

1.	They are the President and the Secretary, respectively, of Thrifty Holdings, Inc., a California corporation.

2.	Article One of the Articles of Incorporation of this corporation is amended to read as follows:

“The name of this corporation is Thrifty PayLess, Inc.”

3.	The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4.	The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: March 24, 1994

/s/ Daniel A. Seigel
Daniel A. Seigel, President

/s/ Peter A. Roussak
Peter A. Roussak, Secretary

FILED
In the office of the Secretary of State
of the State of California

SEP 28 1995

/s/ Bill Jones
Bill Jones
Secretary of State

CERTIFICATE OF OWNERSHIP

Gordon D. Barker and Gary S. Meade certify that:

1. They are the President and the Secretary, respectively, of Thrifty PayLess, Inc., a California corporation.

2. This corporation owns 100% of the outstanding shares of Pay Less Drug Stores Northwest, Inc., a Maryland corporation.

3. The Board of Directors of this corporation has duly adopted the following resolution:

RESOLVED, that this corporation merge Pay Less Drug Stores Northwest, Inc., a Maryland corporation and its wholly-owned subsidiary, into itself and assume all of its obligations pursuant to Section 1110 of the California Corporations Code.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: September 18, 1995.

/s/ Gordon D. Barker
Gordon D. Barker
President

/s/ Gary S. Meade
Gary S. Meade
Secretary

FILED
In the office of the Secretary of State
of the State of California

NOV 10 2004

/s/ Kevin Shelley
Kevin Shelley, Secretary of State

CERTIFICATE OF OWNERSHIP

Charles R. Kibler and I. Lawrence Gelman certify that:

1. They are the President and Secretary, respectively, of THRIFTY PAYLESS, INC., a California corporation.

2. This corporation owns all of the outstanding shares of PL XPRESS, INC., an Oregon corporation.

3. This corporation owns all of the outstanding shares of DOMINION DRUG STORES CORP., a Nevada corporation.

4. This corporation owns all of the outstanding shares of P.L.D. ENTERPRISES, INC., a Nevada corporation.

5. The Board of Directors of this corporation duly adopted the following resolution:

RESOLVED, that this corporation merge PL XPRESS, INC., an Oregon corporation, DOMINION DRUG STORES CORP., a Nevada corporation, and P.L.D. ENTERPRISES, INC., a Nevada corporation, into itself and assume all of their obligations pursuant to Section 1110, California Corporations Code.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

/s/ Charles R. Kibler
Charles R. Kibler
President

/s/ I. Lawrence Gelman
I. Lawrence Gelman
Secretary

Dated:	February 16, 2004